Exhibit 99.2

Definitive Healthcare Names Robert Musslewhite as CEO Effective August 1, 2022

Founder & CEO Jason Krantz will become Executive Chairman

FRAMINGHAM, MA – May 5, 2022 – Definitive Healthcare Corp. (Nasdaq: DH), an industry leader in healthcare commercial intelligence, today announced that its Board of Directors has appointed Robert Musslewhite as the company’s next CEO, effective August 1, 2022. Jason Krantz, founder, current CEO and Chairman of the Board of Directors of Definitive Healthcare, will remain on the company’s Board of Directors and become Executive Chairman.

“The Board of Directors and I are thrilled that Robert will serve as the next CEO of Definitive Healthcare,” said Krantz. “Robert brings a wealth of healthcare industry expertise and a successful track record of leading Software-as-a-Service healthcare information companies. He is the perfect person to lead Definitive Healthcare through our next period of growth, and I am excited to continue working in partnership with him.”

As Executive Chairman, Krantz will continue to be highly involved in defining the product vision and long-term strategy of the company, helping to recruit best-in-class leadership, and serving as a partner to Musslewhite.

Musslewhite is currently President of Definitive Healthcare and has served as a member of the Board of Directors of the Company since June 2021. Since joining as President in October 2021, Musslewhite has been responsible for all commercial aspects of the business, including sales, marketing, and M&A. In his current role, he has led the rapid growth of the company’s commercial operations, including integration of recent key acquisitions, and he possesses significant experience with subscription business models and healthcare analytics. Musslewhite has worked closely with Krantz in developing and implementing the company’s growth strategy to-date and is ideally skilled to lead it forward.

Prior to joining Definitive Healthcare, Musslewhite served from August 2019 through August 2021 as the Chief Executive Officer of OptumInsight, a $1.4 billion division of Optum, which uses a SaaS business model to deliver solutions that make clinical and administrative processes easier and more efficient across the healthcare ecosystem.

Musslewhite joined Optum following Optum’s acquisition of The Advisory Board Company, a publicly traded company that used a subscription business model to deliver best practices research and insight, technology, data-enabled services, and consulting services. During his time as Chief Executive Officer from 2008 until 2017, The Advisory Board Company grew from approximately $200 million to $800 million in revenue. Prior to his appointment as Chief Executive Officer of OptumInsight, Musslewhite served as Chief Executive Officer of Optum360 from March 2019 until August 2019 and, prior to that, as Chief Executive Officer of Optum Analytics and Chief Executive Officer of Advisory Board Research from 2017 until March 2019. Prior to joining The Advisory Board Company, Musslewhite was an Associate Principal with McKinsey & Company, a global management consulting firm.

Musslewhite currently serves on the Boards of Directors of CoStar Group (Nasdaq: CSGP), Ascend Learning, and Iodine Software. He is a member of the Economics Club of Washington D.C., and he recently completed service as Chair of the Board of Governors of St. Albans School. Musslewhite received a J.D. from Harvard Law School and an A.B. in Economics from Princeton University.

“I am tremendously excited to take the helm at Definitive Healthcare,” said Musslewhite, “and I am passionate about the company’s mission to transform data, analytics, and expertise into healthcare commercial intelligence. Definitive Healthcare has a great SaaS business model, with incredible customer retention, which just proves the value that the company delivers to its nearly 3,000 customers. I’m a big believer in the company and the culture that Jason and all the employees have built.”

Musslewhite continued, “I also want to thank Jason for his amazing leadership over these last 11 years. It’s the rare CEO who can start a company, lead it through an IPO, and then surpass $200 million in annualized revenue run rate. I’m thrilled that he will continue as our Executive Chairman, and I look forward to partnering with Jason to take Definitive Healthcare to the next level.”

Conference Call Information

Definitive Healthcare will host a conference call today, May 5, 2022, at 4:30 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. To access the call, dial (877) 407-3982 (domestic) or (201) 493-6780 (international). The conference ID number is 13728297. Shortly after the conclusion of the call, a replay of this conference call will be available through May 19, 2022 at (844) 512-2921 (domestic) or (412) 317-6671 (international). The replay passcode is 13728297. A live audio webcast of the event will be available on the Definitive Healthcare’s Investor Relations website at https://ir.definitivehc.com/.

About Definitive Healthcare

At Definitive Healthcare, our passion is to transform data, analytics and expertise into healthcare commercial intelligence. We help clients uncover the right markets, opportunities and people, so they can shape tomorrow’s healthcare industry. Our SaaS platform creates new paths to commercial success in the healthcare market, so companies can identify where to go next. Learn more at definitivehc.com.

Forward-Looking Statements

This press release may include forward-looking statements that reflect our current views with respect to future events and financial performance. Such statements are provided under the “safe harbor” protection of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by words or phrases written in the future tense and/or preceded by words such as “likely,” “should,” “may,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” or similar words or variations thereof, or the negative thereof, references to future periods, or by the inclusion of forecasts or projections, but these terms are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our outlook, continued growth, expectations with respect to the timing, occurrence and effectiveness of our transition of leadership and our related plans, goals and objectives.

Forward-looking statements in this press release are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-

looking statements include the following: an outbreak of disease, global or localized health pandemic or epidemic, or the fear of such an event (such as the COVID-19 global pandemic), including the global economic uncertainty and measures taken in response; the short- and long-term effects of the COVID-19 global pandemic, including the pace of recovery or any future resurgence; uncertainty regarding ongoing hostility between Russia and Ukraine and the related impact on macroeconomic conditions, including inflation as a result of such conflict or other events; our inability to generate substantially all of our revenue and cash flows from sales of subscriptions to our platform and any decline in demand for our platform and the data we offer; the competitiveness of the market in which we operate and our ability to compete effectively; the failure to maintain and improve our platform, or develop new modules or insights for healthcare commercial intelligence; the inability to obtain and maintain accurate, comprehensive or reliable data, which could result in reduced demand for our platform; the risk that our recent growth rates may not be indicative of our future growth; the inability to achieve or sustain profitability in the future compared to historical levels as we increase investments in our business; the loss of our access to our data providers, which could negatively impact our platform; the failure to respond to advances in healthcare commercial intelligence; an inability to attract new customers and expand subscriptions of current customers; the risk of cyber-attacks and security vulnerabilities; and if our security measures are breached or unauthorized access to data is otherwise obtained, our platform may be perceived as not being secure, customers may reduce the use of or stop using our platform, and we may incur significant liabilities.

Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements.

For additional discussion of factors that could impact our operational and financial results, refer to our Quarterly Report on Form 10-Q for the three months ended March 31, 2022 that will be filed following this press release and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and our subsequent SEC filings, which are or will be available on the Investor Relations page of our website at ir.definitivehc.com and on the SEC website at www.sec.gov.

Any forward-looking statement made by us speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Relations Contact:

Brian Denyeau

ICR for Definitive Healthcare

brian.denyeau@icrinc.com

646-277-1251

Media Contacts:

Danielle Johns

djohns@definitivehc.com

Highwire PR

definitivehealthcare@highwirepr.com

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